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                                                                   EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference of our reserve reports included in or made part of the Prize Energy Corp. Annual Report on Form 10-K for the fiscal year ended December 31, 1999, into the Registration Statement on Form S-8 (file no. 333-66925) pertaining in part to a Business Consultant Agreement.

                                    /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.



Midland, Texas
June 13, 2000